UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/17/2007

CROWN CASTLE INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16441

Delaware	76-0470458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1220 Augusta Suite 500, Houston, TX 77057
(Address of principal executive offices, including zip code)

713-570-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 17, 2007, Crown Castle International Corp. ("Company") entered into interest rate swap agreements with a combined notional amount of $625 million, to hedge its exposure to variability in future cash flows attributable to changes in interest rates related to future interest payments pursuant to the term loan under the Credit Agreement, dated January 9, 2007, among Crown Castle Operating Company, as borrower, the Company and certain of its subsidiaries, as guarantors, the several lenders from time to time parties thereto, and The Royal Bank of Scotland plc, as administrative agent. Under the swap agreements, the Company has agreed to pay a weighted average fixed interest rate of approximately 4.134%, from December 31, 2007 through December 31, 2009, in exchange for receiving interest payments at a variable rate based on three-month LIBOR on the same $625 million notional amount for the same two-year period.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: December 18, 2007	By:	/s/ E. Blake Hawk
E. Blake Hawk
Executive Vice President and General Counsel